Exhibit 99

UNITED STATES BANKRUPTCY COURT
DISTRICT OF MASSACHUSETTS
EASTERN DIVISION
___________________________________
In re                                            )
                                                 )
DOUGLAS O. BRIOSO,                               )  Chapter 7
                                                 )  Case No.97-11503-CJK
                                                 )
                         Debtor.                 )
                                                 )
                                                 )
DOUGLAS O. BRIOSO, et al.                        )
                         Plaintiffs,             )
                                                 )  Adversary Proceeding
v.                                               )       No. 97-1222-CJK
                                                 )
SEARS, ROEBUCK AND CO. and                       )
WESTERN AUTO SUPPLY                              )
COMPANY,                                         )
                         Defendants.             )
___________________________________              )
                                                 )
In Re:                                           )
ANTONIO CALDAS,                                  )     Chapter 7
                         Debtor.                 )  Case No. 96-18925-CJK
___________________________________              )
                                                 )
ANTONIO CALDAS,                                  )
                         Plaintiff,              )
                                                 )
v.                                               )
                                                 ) Adversary Proceeding
SEARS, ROEBUCK AND CO.,                          ) No. 97-1229-CJK
                Defendant                        )
___________________________________              )

STATUS REPORT

        Pursuant to this Court's Minute Order of April 11, 1997, and in anticipation of a hearing in this matter (in conjunction with In re Travis Amalfitano and others, Case No. 95-15260-CJK), on Thursday, June 5, 1997, Sears, Roebuck and Co. ("Sears") submits this Status Report.

A. Litigation Background.
        The Brioso class action was filed on March 31, 1997 in this Court. That case has been followed by five other putative class action complaints.
 The United States also filed an action against Sears in the U.S. District Court for the District of Massachusetts. There has also been interest expressed by the U.S. Federal Trade Commission ("FTC"), and a number of state attorneys general (who have been coordinating their involvement via a committee led by the Office of the Massachusetts Attorney General). These litigations are more fully described as follows:

1.Brioso v. Sears, Roebuck and Co. (Ch. 7, Case No. 97-11503-JNF, Adversary Proceeding No. 97-1222-CJK (Bankr. D. Mass., filed Mar. 31, 1997) ("Brioso"). Brioso alleged, inter alia, that Sears withheld numerous reaffirmation agreements from the knowledge of the Court by not filing them with the Court as required by Section 524(c)(3) of the Bankruptcy Code. It seeks compensatory and punitive damages along with declaratory and injunctive relief and is asserted on behalf of a nationwide class. Brioso also alleges violations of the Commonwealth's unfair and deceptive trade practices act and similar acts of other states where Sears also failed to file reaffirmation agreements.

2.Caldas v. Sears, Roebuck and Co., Ch.7 Case No. 96-18925-JNF, Adversary Proceeding 97-1229-CJK (Bankr. D. Mass., filed April 7, 1997
("Caldas").  Caldas makes  allegations very similar to Brioso,  seeks similar relief, and is brought as a class action for debtors in the New England states. Caldas has been consolidated with Brioso. In the consolidated case, this Court, on April 16, 1997, conditionally certified a nationwide class in those actions for settlement purposes and appointed the plaintiffs and their counsel as class representatives and class counsel, respectively. On May 20, 1997, an amended class action complaint in the consolidated action was filed, adding additional plaintiffs, containing virtually the same factual allegations and alleging a nationwide class. 3.United States of America v. Sears, Roebuck and Co., C.A. 97-10839-JLT (D.Mass. filed April 17, 1997) ("U.S. Action"). The U.S. Action alleges, inter alia, that Sears induced Chapter 7 debtors to enter into reaffirmation agreements and failed to file the agreements as required
with the Bankruptcy Court.   For relief, the U.S. Action seeks  preliminary
and permanent injunctive relief, and orders requiring Sears to cease the practice, to make restitution, and for unspecified monetary penalties.

4.Boyer v. Sears, Roebuck and Co. Case, No. 97 Civ. 3411 (E.D.  Pa.
removed May 14, 1997) ("Boyer"). Boyer, originally filed in the Court of Common Pleas for Philadelphia on behalf of the citizens of Pennsylvania, was removed by Sears to the United States District Court for the Eastern District of Pennsylvania. Boyer makes allegations similar to those in Brioso and Caldas and seeks similar relief.

5.Patchin v. Sears, Roebuck and Co., C. A. No. 97-11090-PBS (D. Mass., filed May 12, 1997) ("Patchin"). Patchin, filed in the U. S. District Court, alleges claims similar to Brioso and Caldas, seeks similar relief, and purports to be brought on behalf of a nationwide class is a clear copycat of Brioso and Caldas.

6.Conley v. Sears, Roebuck and Co., C.A. No. 97-11149-PBS (D.Mass.,filed May 20, 1997) ("Conley"). This action describes Brioso as a related matter, was filed by plaintiffs who are represented by the same counsel as in Brioso and Caldas and makes allegations similar to those in Brioso. Conley does, however, add additional counts under the Racketeer Influenced and Corrupt Organizations Act ("RICO") and a claim under the Truth in Lending Act ("TILA").

7.Avellino v. Sears, Roebuck and Co., No. 97C-2974 (N.D. Ill. filed Apr. 25, 1997) ("Avellino"). Avellino is another clear copycat of Brioso and Caldas and seeks similar relief.

8.On May 29, 1997, Sears filed its Motion for Transfer and for Coordinated or Consolidated Pre-trial Proceedings before the Judicial
Panel on Multidistrict Litigation, along with its brief in support of the motion and an appendix containing each of the aforementioned complaints. Sears motion to the Panel seeks the transfer to the District of Massachusetts of Boyer and Avellino. A copy of these motion papers have previously been filed with the Court.

B.Litigation Threatened.

        In addition to the aforementioned filed cases, the following governmental entities have made allegations and/or have threatened suits:

1.This Court had previously referred Sears reaffirmation practices to the U.S. Attorney as constituting possible criminal violations. In its brief filed on May 30, 1997 the United States Attorney advised the
Court that it would inform the Court of the status of its criminal investigation, if any, by the filing of a sealed report prior to June 5, 1997.

2.The FTC has informed Sears that, in its judgment, Sears has violated the Federal Trade Commission Act. The FTC forwarded to Sears a draft complaint seeking a consent order with respect to certain of Sears practices.

3.The Massachusetts Attorney General is chairing a formal group of 39 state attorneys general (expected to soon include all 50 states) who have alleged various violations of their state consumer protection laws. Thus far, none have filed a complaint against Sears.

C.Ancillary Litigation.

        In a number of districts, bankruptcy judges, the U.S. Trustees, and individual debtors have filed "orders to show cause" and similar motions relating to Sears reaffirmation practices. Sears has been responsive to each matter and has moved the courts to stay or continue the proceeding pending the outcome of the proceedings in this Court. Thus far, the other courts have shown comity to this Court.

D.Non-Litigation Response by Sears.

1.On Friday, March 28, 1997, Sears failure to file reaffirmation agreements first came to the attention of senior management. On that date, Sears senior management directed that an immediate audit be commenced to ascertain the scope and nature of the manner in which reaffirmation agreements had been handled by Sears. On Monday, March 31, 1997, Sears senior management promptly issued directives to its field representatives to file all reaffirmations with the appropriate bankruptcy court. On April 9, 1997, Sears publicly acknowledged that it had exercised flawed legal judgment and execution in failing to file reaffirmation agreements, and indicated that it would compensate bankruptcy debtors whose reaffirmation were not filed during the period 1992 to date.

2.On April 21, 1997, a Stipulated Order for Preliminary Injunction was entered in the U.S. Action by which Sears, without making any admissions relating to the allegations in the complaint, but in furtherance of Sears desire to achieve a global resolution of the unfiled reaffirmation matters, assented to a preliminary injunction requiring that Sears, inter alia, file future reaffirmation agreements, and identify those debtors from whom Sears obtained a reaffirmation agreement that was not filed from January 1, 1992 to April 1, 1997, under a detailed program to be completed by August 15, 1997; that Sears provide the U.S. Attorney's Office with biweekly status reports on that complex identification process; that Sears cease all collection activities against those debtors; and that Sears calculate the amounts charged and collected from such debtors. A copy of the Stipulated Order for Preliminary Injunction is attached as Exhibit A.

3.Sears has made the bi-weekly status reports on its on-going identification program and produced two lists of nationwide debtors. The first list, produced on May 9, 1997, covers the period from August 1, 1996 through April 1, 1997. The second list, produced on June 2, 1997, covers the period from
July 1, 1994 through July 31, 1996.   These lists, along with the biweekly
report to the U.S. Attorney's Office, have also been delivered to counsel for the class action plaintiffs, the U.S. Trustee, the FTC, and the state attorneys general group.

4.Sears has retained the services of Professor Lawrence P. King, of counsel to Wachtell, Lipton, Rosen & Katz, to perform a legal review of Sears procedures with regard to reaffirmation agreements, and has committed to adopt Professor King's recommendations to insure its future compliance with the requirements of Section 524 of the Bankruptcy Code.

5.In order to produce the list of all debtors with signed but unfiled reaffirmation agreements, Sears has retained outside assistance from Deloitte & Touche LLP's Litigation Service and Business Insurance Consulting Group to identify all debtors who filed for bankruptcy from January 1, 1992, through April 1, 1997, from whom Sears obtained reaffirmation agreements which were not filed with the appropriate bankruptcy court. Additionally, Sears purchased from Hogan Information Services, a division of First Data Corp., a list of all Chapter 7 petitions filed in the United States between July 1, 1993, and April 2, 1997. It also purchased a similar list from PRR, another bankruptcy data service. Sears has combined these lists to capture data missing from either list. Sears also contracted with TransUnion, to match the Hogan and the PRR lists to determine which of the Chapter 7 debtors may have held a Sears charge card. As a result of those efforts, a revised so-called "Latanowich List" was filed with this Court on May 23, 1997, increasing the number of debtors to 3,376. 6.Sears has also retained several outside law firms to assist it in formulating and negotiating a debtor compensation plan and in resolving the myriad issues affecting it.

E.Litigation Procedures.

1.In order to meet this Court's deadline of June 5, Sears has  engaged in
extensive consensual discovery with each of the constituencies.   Sears
has produced approximately 4,831 pages of documents to the  parties.
Although not necessarily required, documents produced to the  class action plaintiffs have been simultaneously produced to the U.S.  Attorney,
U.S. Trustee, the attorneys general group and the FTC.   Of the
documents produced, many are privileged as attorney-client communications or the attorney work product. Although this privilege has not been generally waived, it is our understanding that no document to date in existence prior to April 1, 1997 has been withheld based on privilege.

2.Interrogatories have been propounded by the class action plaintiffs and have been answered. Several depositions of Sears personnel have been taken by the class action plaintiffs. Each of the other constituencies were noticed for the depositions and given an opportunity to question the deponents; an Assistant U.S. Attorney has attended the depositions and questioned deponents. The U.S. Attorney's Office has interviewed a number of Sears employees, each of whom was voluntarily produced by Sears.

F.Settlement Progress.

        Sears has met repeatedly with counsel and representatives of each of the constituencies asserting claims against Sears. These include the class action plaintiffs, the U.S. Attorney, the U.S. Trustee, the state attorneys general group, and the FTC.

1.Class Action Plaintiffs. The parties have been negotiating a nationwide class settlement in the Brioso, Caldas and Conley class actions, and as of today have reached an agreement in principle on the significant terms of compensation to the class and other payments. A 36-page (excluding exhibits) settlement agreement has been drafted and is in the process of being finally negotiated.

2.FTC. A consent order has been negotiated with the staff of the FTC. The FTC staff has recommended the consent order to the Commission for its approval (expected on June 4, 1997).

3.Attorneys General. Several negotiation sessions have taken place with the state attorneys general group, via a working committee led by the Office of the Massachusetts Attorney General. The group currently includes 39 attorneys general, and is anticipated to soon include all 50
states.    Representatives of the National Association of  Attorneys
General (NAAG) have also participated. As of today, an agreement in principle covering a broad range of issues, including compensation to debtors, as well as penalties and additional injunctive relief, is being presented to 39 attorneys general for formal approval.

4.U.S. Attorney. Sears has been negotiating with the U.S. Attorney's Office. The status of this Court's criminal referral will be the subject of a separate report by the United States Attorney as described above. Negotiations continue with the U.S. Government, and another meeting is scheduled for tomorrow.

G.Open Issues.

        Sears and the parties in interest have worked diligently to effect a global resolution. During the course of these negotiations and discussions, considerable research has been done on a number of issues which are interrelated with the proposed settlements. Each of these issues can be resolved by the consent of the parties. Without a consensual settlement, however, these open issues must be resolved through litigation in several courts, which would be time-consuming, expensive for all parties, and of uncertain outcome. The following sets forth a partial list of issues which must be resolved before this matter could be finally resolved absent a consensual resolution:

1.Does violation of 11 U.S.C. 524 give rise to a private cause of action or are the plaintiffs in the various proceedings limited to remedies available through contempt proceedings? Section 362(h) of the Bankruptcy Code was expressly created by Congress in 1984 to provide a cause of action for individual debtors harmed by a Section 362 violation. No express cause of action is set forth for a violation of Section 524. If Congress wished to create the same private cause of action under Section 524, it would have done so. See In re Sullivan, 90 B.R. 307, 308 (M.D. Tenn. 1988) and
In re Wagner, 87 B.R. 612, 617 (Bankr. C.D. Cal. 1988). If plaintiffs are limited to contempt actions, does the Bankruptcy Court have the power to assess punitive damages as a remedy?

2.Does 18 U.S.C. 1345 give the district court the authority to  award civil
penalties payable to the U.S. in the pending U.S. Action?   Nothing in the
text of the statute or its legislative history refers expressly to civil penalties. See U.S. v. American Heart Research Foundation, Inc. F.2d 7 (1st Cir.1993).

3.Would Sears have a double jeopardy defense under the Fifth Amendment were sanctions to be imposed on Sears by the Bankruptcy Court. The double jeopardy clause prevents the government from imposing multiple punishments for the same offense. The civil and punitive sanctions contemplated by this Court may well constitute an initial punishment which would prevent the U.S. government from imposing any punishment against Sears for the same offense. See United States v. Halper, 490 U.S. 435, 440 (1989), United States v. Kane, 90 F.3d 7, 10 (1st Cir. 1996), and United States v. Staller, 78 F.3d 710, 715 (1st Cir.), cert. dismissed, 117 S.Ct. 378 (1996).

4.Are the states preempted by the Bankruptcy Code from asserting state law claims growing out of the same facts underlying Sears failure to file reaffirmation agreements? See MSR Explorations Ltd. v. Meridian Oil, Inc., 74 F. 3d 910 (9th Cir. 1996), Koffman v. Osteoimplant Technologies, Inc., 182 B.R. 115 (D.Md. 1995), and Mull v. Sears Roebuck & Co., No. 3:96-CW-64 (N.D.W.Va. filed Apr. 4, 1997), a copy of which, together with the underlying Bankruptcy Court memorandum, opinion and order, is attached as Exhibit B.

5.Can the Bankruptcy Court preside over a jury trial when one of the parties objects? 28 U.S.C. 157(e).

6.Can the Bankruptcy Court punish Sears for alleged criminal contempt occurring outside of its presence?

7.Is withdrawal of the reference mandatory because of the RICO claims and the Truth in Lending Act claims asserted in the class actions in the District Court? 28 U.S.C. 157(c)

8.Would federal or state statutes of limitation apply to the actions brought? Most statutes of limitation would limit actions to the more recent years and not permit recovery for as far back as Sears has agreed.

H.Conclusion.

        Sears and the parties have worked extremely hard since the  hearing
held before this Court on April 11, 1997.   Very substantial progress  toward
settlement has been achieved. It would be unfortunate for the process to evaporate at this time.

        Assuming that a class settlement is reached by June 5, 1997, it is anticipated that the parties at that time would present a procedural order to this Court and to the District Court (in Conley), together with the definitive Stipulation and Agreement of Compromise and Settlement, detailing the terms of the proposed settlement subject to the ultimate approval of the
Courts under Fed. R. Civ. P. 23(e).   The application to be presented on June
5, 1997, would request that the Court approve a  Settlement Class, schedule a fairness hearing on the proposed settlement, and direct a notice program designed to advise members of the Settlement Class of the terms of the proposed settlement, the fairness hearing, and their various rights to participate in the settlement, "opt out" of the class or object to the
settlement.   Fairness hearings in both this Court and the District Court would be required since the District Court's jurisdiction is broader and a final judgment of that Court is necessary to avoid issues as to the effective scope of the settlement. The initial procedural order would not seek judicial approval of the settlement. That ultimate question would be the matter to be ruled upon, after notice to the Settlement Class, at the fairness hearings (which could be scheduled, subject to the Courts' wishes, as a single joint hearing).

        Respectfully submitted,

        SEARS, ROEBUCK AND CO.

        By its attorneys,




        Mark N. Polebaum
        Stephen H. Oleskey
        Paul P. Daley
        HALE AND DORR LLP
        60 State Street
        Boston, MA 02109
        (617) 526-6000



        Theodore N. Mirvis
        WACHTELL, LIPTON, ROSEN &
          KATZ
        51 West 52nd Street
        New York, NY 10019
        (212) 403-1000

Dated:  June 3, 1997


------------------------------------------
Exhibits not included in Current Report on Form 8-K:

Exhibit A:
-----------
Stipulated Order for Preliminary Injunction filed in The United States of America v. Sears, Roebuck and Co.

Exhibit B:
----------
Underlying Bankruptcy Court memorandum, opinion and order in Mull v. Sears, Roebuck & Company.